FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):        December 24, 1996


                              NuOasis Gaming, Inc.
             (Exact name of registrant as specified in its charter.)


                                    Delaware
                    (State of incorporation or organization)


     33-73240                                          95-4176781
-------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employee Identification No.)

2 Park Plaza, Suite 470, Irvine, California                         92614
-------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:     (714) 833-5382

          (Former name or former address, if changed since last report)
                                      N/A

                                                          Total number of pages:

                                                            [NUOGAM\8K\NPC.8K]-7

Item 1.  Changes in Control of Registrant

                  N/A


Item 2.  Acquisition or Disposition of Assets

                  Pursuant to a Stock Purchase Agreement dated December 19, 1996 with the shareholders of National Pools Corporation("NPC") (the "Agreement"), the Registrant acquired 33,457,689 shares of NPC representing 100% of the issued and outstanding shares of NPC.

                  The transaction closed on December 24, 1996 whereupon the Registrant issued a series of Convertible Promissory Notes in the aggregate amount of approximately $1,200,000 and agreed to issue 1,000,000 shares of common stock to the shareholders of NPC when there are sufficient authorized shares available for issuance.

                  The terms and conditions of the agreement were determined as a result of arms length negotiations between unrelated parties.


Item 3.  Bankruptcy or Receivership

                  N/A


Item 4.  Changes in Registrant's Certifying Accountant

                  N/A


Item 5.  Other Events

                  N/A


Item 6.  Change in Registrant's Directors

                  On November 25, 1996 the Board elected Joseph Monterosso to fill one of the vacancies on the Board of Directors.

                                                            [NUOGAM\8K\NPC.8K]-7

Item 7.  Financial Statements and Exhibits

          (a)       Financial Statements

                    The audited financial statements of National Pools Corporation together with a manually signed accountant's report for the period ending June 30, 1996, and the unaudited financial statements for the quarter ending September 30, 1996 are filed as an exhibit in this Current Report.

          (b)       Proforma Financial Statements

                    The following are attached hereto:

                    1.        Pro Forma  Consolidated  Balance Sheets as of June
                              30, 1996

                    2. Pro Forma Consolidated Statement of Operations for the year ended June 30, 1996.

                    3. Pro Forma Consolidated Statement of Operations for the three months ended September 30, 1996.

          (c)       Exhibits

                    1.        Stock Purchase Agreement dated December 19, 1996.

                    2. Audited Financial Statements of National Pools Corporation as of December 31, 1995, and for the year then ended, and Unaudited Financial Statements of National Pools Corporation as of September 30, 1996 and for the three and nine months then ended.

                    3.        Director Acceptance letter by Joseph Monterosso.


Item 8.  Change in Registrant's Fiscal Year

                  N/A

                                                            [NUOGAM\8K\NPC.8K]-7

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NuOasis Gaming Inc.
                                        (Registrant)



Dated: January 13, 1997                 By:  /s/  Joseph Monterosso
                                             ----------------------------------
                                                  Joseph Monterosso,
                                                  President and Director

                                                            [NUOGAM\8K\NPC.8K]-7

                              NUOASIS GAMING, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                          AND STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                 To Reflect the
                                 Acquisition of
                           National Pools Corporation



The following unaudited pro forma consolidated balance sheet as of September 30, 1996 and the unaudited pro forma consolidated statement of operations for the three months ended September 30, 1996, give effect to the acquisition of all the outstanding shares of National Pools Corporation, ("NPC") by NuOasis Gaming Inc., ("NuOasis") which acquisition was completed on December 24, 1996, and other related transactions which are expected to occur in the near future (collectively, the "Transaction"). The pro forma consolidated information is based on the historical financial statements of NuOasis Gaming and NPC and includes the effect of the acquisition under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma consolidated financial statements. The pro forma consolidated balance sheet presents the financial position of NuOasis Gaming as if it had acquired NPC as of September 30, 1996. The pro forma consolidated statement of operations presents the result of operations of NuOasis Gaming as if it had acquired NPC as of July 1, 1995.

The unaudited pro forma consolidated balance sheet as of September 30, 1996 and the unaudited pro forma consolidated statement of operations for the year ended June 30, 1996 and for the three months ended September 30, 1996 may not be indicative of the results which may be obtained in the future or that actually would have occurred if the Transaction closed on July 1, 1995, and the combination had been in effect on the dates indicated. These unaudited pro forma consolidated financial statements should be read in conjunction with the NuOasis Gaming audited financial statements and notes included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and the NPC's audited financial statements and notes contained elsewhere herein.

                                                            [NUOGAM\8K\NPC.8K]-7



                              NUOASIS GAMING, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                            As of September 30, 1996
                                   (Unaudited)

                                                                                    Pro Forma                      Pro Forma
                                              NuOasis              NPC             Adjustments                     Totals
                                        -----------------  -----------------  -------------------------       -----------------
ASSETS

  Cash                                  $           2,022  $          15,211  $       3,000,000  (B)(E)       $       3,017,233
  Employee Advances                                     -             30,939                  -                          30,939
  Fixed Assets, Net                                     -             49,642                  -                          49,642
  Intangibles, Net                                      -             54,912                  -  (A)(D)                  54,912
  Investment in NPC                                     -                  -                  -  (A)(B)                       -
  Other Assets                                          -              6,573                  -                           6,573
                                        ------------------ ------------------ -------------------------       -----------------
   Total Assets                         $           2,022  $         157,277  $       3,000,000               $       3,159,299
                                         ================= ================== =========================       =================
LIABILITIES &
 STOCKHOLDERS' DEFICIT
  Current Liabilities                   $          79,436  $       1,081,320  $               -               $       1,160,756
  Due to Affiliates                               760,198                  -          1,540,415  (B)(E)               2,300,613
  Notes Payable                                         -            929,180           1,325,000 (A)                  2,254,180
                                        ------------------ ------------------ -------------------             -----------------
   Total Liabilities                              839,634          2,010,500          2,865,415                       5,715,549
Stockholders' Deficit
 Preferred Stock Series B                         501,700                  -                  -  (A)                    501,700
 Common Stock                                     300,000            991,764           (991,764) (A)                    300,000
 Stockholders' Receivable                      (1,326,613)                 -          1,368,000  (A)(B)                  41,387
 Additional Paid in Capital                    12,376,196                  -        (12,186,132) (A)                    190,064
 Accumulated Deficit                          (12,688,895)        (2,844,987)        11,944,481  (A)(B)(C)(D)        (3,589,401)
                                        ------------------ ------------------ ------------------              ------------------

 Total Stockholders' Deficit                     (837,612)        (1,853,223)           134,585                      (2,556,250)
                                        ------------------ ------------------ ------------------              ------------------
Total Liabilities and
  Stockholders' Equity                  $           2,022  $         157,277  $       3,000,000               $       3,159,299
                                        ================== ================== ==================              ==================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                                                            [NUOGAM\8K\NPC.8K]-7



                              NUOASIS GAMING, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Year Ended June 30, 1996
                                   (Unaudited)

                                                                                   Pro Forma                      Pro Forma
                                                 NuOasis            NPC           Adjustments                      Totals
-----------------------------------         ---------------   --------------  ------------------             -----------------

Operating Expenses                          $     1,087,987   $      406,524  $               -              $       1,494,511
 Write-off Goodwill                                       -                -            835,999  (A)(D)                835,999
 Research & Development                                   -          195,762                  -                        195,762
                                            ----------------  --------------- ------------------             -----------------
   Total operating expenses                       1,087,987          602,286            835,999                      2,526,272
 Interest Expense                                         -          227,095             96,000  (C)                   323,095
 Loss on Disposal of Asset                                -           12,684             91,585  (B)                   104,269
                                            ----------------  --------------- ------------------             -----------------
   Net income before extraordinary
     item                                        (1,087,987)        (842,065)        (1,023,584)                    (2,953,636)
 Extraordinary item
         Extinguishment of Debt
         Benefit                                          -          384,860                   -                       384,860
                                            ----------------  --------------- ------------------             -----------------
    Net Income                              $    (1,087,987)  $     (457,205) $      (1,023,584)             $      (2,568,776)
                                            ================  =============== ==================             ==================
Pro forma net loss per share                $          (.04)  $          N/A  $             N/A              $            (.09)  (F)
                                            ================  =============== =================              ==================
Pro forma weighted-average common
         shares outstanding                      28,301,697              N/A                N/A                     28,301,697   (F)
                                            ================  =============== =================              =================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                                                            [NUOGAM\8K\NPC.8K]-7


                              NUOASIS GAMING, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Three Months Ended September 30, 1996
                                   (Unaudited)

                                                                              Pro Forma                 Pro Forma
                                           NuOasis             NPC           Adjustments                 Totals
                                      ----------------- ----------------  ----------------          ---------------

  Operating Expenses                  $        189,067  $        136,788  $             -           $       325,855
  Write-off Goodwill                                 -                 -                -                         -
  Research & Development                             -             5,178                -                     5,178
                                      ----------------- ----------------- ----------------          ---------------
    Total operating expenses                   189,067           141,966                -                   331,033
  Interest Expense                                  -             32,238           24,000   (C)              56,238
                                      ----------------- ----------------- ----------------          ---------------
     Net Income                       $       (189,067) $       (174,204) $       (24,000)          $      (387,271)
                                      ================= ================= ================          ================
  Pro forma net loss per share        $           (.01) $            N/A  $           N/A           $          (.01)  (F)
                                      ================= ================  ================          ================
  Pro forma weighted-average
     common shares outstanding               30,000,000               N/A             N/A                30,000,000   (F)
                                      ================= ================= ================          ================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                                                            [NUOGAM\8K\NPC.8K]-7

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

Note 1.            Basis of Presentation

The unaudited pro forma consolidated balance sheet as of September 30, 1996 and the unaudited pro forma consolidated statement of operations for the three months ended September 30, 1996 of NuOasis reflect the acquisition of NPC and the unaudited pro forma consolidated financial statements and operations of NuOasis as if it had acquired NPC as of July 1, 1995.

These unaudited pro forma consolidated financial statements do not purport to be indicative of the results that actually would have been obtained if the two companies and their operations had actually been combined at July 1, 1995, and this presentation is not intended to be a projection of future results or trends.

These proforma financial statements are presented assuming that NPC is the accounting acquiror. As a result of the Transaction, the shareholders of NPC will become the largest NuOasis equity ownership group, and the control group of NPC will continue in control of the surviving entity.

These   proforma   financial   statements   are  presented   assuming  that  all
contingencies surrounding the Transaction, described in Note 2 herein, have occurred.

Note 2.           Background and Overview of the Transaction

NPC was formed in 1993 for the purpose of developing and operating a system to facilitate participation in group play in state lotteries in the United States and the lotteries of foreign countries. The program developed by NPC was named "Hit-Lotto". The Hit-Lotto program uses debit cards, telecommunications, Internet Website, and proprietary computer software to organize and market lottery pools for lottery players who participate in various state lotteries. Since inception NPC's operations have been devoted primarily to the formulation and design of the telecommunication and computer technology to support the Hit-Lotto program. In August, 1994, Hit-Lotto was tested in the San Diego market: development is ongoing.

On June 13, 1996 Nona Morelli's II, Inc.  ("Nona"),  the  controlling  parent of
NuOasis, granted an option to Joseph Monterosso, the President and Chief Executive Officer of NPC ("Monterosso"), to acquire 250,000 Series B Preferred Shares (the "Series B Shares") owned by Nona. Such option is exercisable at a price of $13.00 per share. Monterosso has subsequently conditionally assigned his rights under the option as to 95,000 Series B Shares to certain shareholders of NPC and other investors, leaving him with rights under the option to purchase 155,000 Series B Shares.

On December 19, 1996 NuOasis entered into a Stock Purchase Agreements with each of the shareholders of NPC pursuant to which it agreed to issue a series of Secured Promissory Notes (the "Notes") in the aggregate amount of $1,200,000 and 1,000,000 shares of its common stock to the NPC shareholders in exchange for all of the issued and outstanding shares of capital stock of NPC. The Notes are convertible into a total of 241,900,000 shares of NuOasis' common stock contingent upon NPC's operations achieving certain financial goals over the next several fiscal years. The Notes are non-recourse to NuOasis and secured by the assets of NPC, bear interest at 8% per annum, and are due and payable on May 31, 1999. Under the terms of the Notes, for every $250,000 of net annual operating income achieved by NPC, $7,500 in principal amount of the Notes may be converted

                                                            [NUOGAM\8K\NPC.8K]-7

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

into 1,511,875 shares of restricted NuOasis common stock. As part of this acquisition, Nona and NuOasis agreed to a debt assumption agreement whereby all third party NuOasis debt in excess of $20,000 on December 24, 1996 is to be converted into shares of NuOasis common stock: the conversion rate is based upon the prevailing market price on the date of the next NuOasis Shareholder's Meeting.

The audited financial statements of NPC are included herein as an exhibit. Such audit reports explain that NPC's financial statements have been prepared assuming that NPC will continue as a going concern and that such statements do not include any adjustments that may result in the event it is unable to do so. The audited financial statements of NPC also reflect that it has incurred operating losses of $2,401,992 from its inception and had negative working capital of $1,581,827, as of December 31, 1995. Unaudited financial statements of NPC for the quarter ended September 30, 1996 are also included herein as an exhibit.

Subject to the exercise of the Option and the sale by Nona of the Series B Shares, NuOasis has agreed to fund NPC's future operations. Exercise of the Option is contingent upon the approval of an amendment to the NuOasis Certificate of Incorporation allowing for its authorized capital stock to be increased to have sufficient shares of its common stock available for conversion of the Notes. Upon such Amendment to the NuOasis Certificate of Incorporation, and the acquisition of the Series B Shares, there will be a change of control of NuOasis. If the NuOasis shareholders do not approve such Amendment to the Certificate of Incorporation it is unlikely that the Series B Shares will be acquired pursuant to the Option and, in this event, NPC may not have sufficient working capital to "roll out" the Hit-Lotto program on a commercial basis, and there will not be a change of control of NuOasis. The Transaction is divided into three phases and summarized as follows:

Phase I :         Acquisition of NPC, which closed on December 24, 1996

Phase II:         Exercise of 95,000 Series B Shares

                  Holders of the Option exercise the option to purchase 95,000 Series B Shares, at $13.00 per share, by payment to Nona of $1,235,000. The 95,000 Series B Shares so acquired may then immediately be converted into 7,410,000 shares of restricted NuOasis common stock at the election of the holders.

                  Subject to the exercise of the Option as to the 95,000 Series B Shares, NuOasis has agreed to sell its wholly-owned subsidiary, CMA, to Nona for $1,235,000. Upon the sale of CMA, NuOasis intends to contribute most if not all of the proceeds of the sale of CMA to NPC, its wholly owned subsidiary, for working capital.

                                                            [NUOGAM\8K\NPC.8K]-7

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

Phase III:        Exercise of 155,000 Series B Shares

                  Following the initial exercise of 95,000 Series B Shares, if such exercise occurs, there will be remaining 155,000 Series B Shares available under the Option. If exercised, the 155,000 Series B Shares could immediately be converted into 12,090,000 common shares. The exercise and sale of such remaining Series B Shares will result in an additional $2,015,000 in proceeds to Nona which Nona intends to utilize to satisfy any intercompany payables owed to NuOasis of up to $1,765,000 as of the date Phase III occurs. No amounts are owed by Nona to NuOasis as of September 30, 1996 assuming Phase II occurs, therefore, the entire $1,765,000 is assumed to be a short term loan from Nona to NuOasis and accordingly reflected as such in the pro forma financial statements (see Note 4).

Note 3.           Difference in Fiscal Year Ends

NPC's most recent fiscal year end of December 31, 1995 differs from the Registrant's most recent fiscal year end of June 30, 1996 by more than 93 days. NPC's income statement is updated to March 31, 1996 which is within 93 days of the Registrant's most recent fiscal year end of June 30, 1996. This updating is accomplished by adding subsequent interim period results of three months ended March 31, 1996 to the most recent fiscal year-end information of December 31, 1995 and deducting the comparable preceding year interim period results of the three months ended March 31, 1995.

During the most recent fiscal year end of NuOasis, a change in fiscal year end was made from September 30 to June 30 and, accordingly, the most recent fiscal year ended June 30, 1996 results include only nine months ended June 30, 1996. Since NPC's latest fiscal year is a twelve month period and that NPC is the accounting acquiror, the latest fiscal year (nine months) of NuOasis ended June 30,1996 have been shown to present a twelve month period ended June 30, 1996. The twelve months ended June 30, 1996 is accomplished by adding NuOasis' interim period results of three months ended September 30, 1995 to its nine months ended June 30, 1996 results.

Note 4.           Adjustments to Proforma Financial Statements

(A)      Acquisition of NPC

This adjustment reflects (i) the acquisition of 100% of the outstanding stock of NPC in exchange for the Note in the amount of $1.2 million and the issuance of 1 million shares of NuOasis restricted common stock valued at $125,000, the low bid price on the purchase date of $.12 per share; (ii) the elimination of NuOasis' capital account, including accumulated deficit in the amount of $12,688,895 and additional paid in capital in the amount of $11,852,896; and,
(iii) the recording of "goodwill" in the amount of $835,999 which is assumed to be immediately written off - see Adjustment (D) below.

                                                            [NUOGAM\8K\NPC.8K]-7

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

(B)      Sale of CMA

This adjustment reflects the probable sale of CMA for $1,235,000 resulting in the elimination of the CMA's net equity basis of $ 1,459,585 and loss on sale of $91,585. The adjustment also reflects the elimination of CMA's net assets, including $224,585 of current liabilities and $1,368,000 of shareholders' receivable.

(C)      Interest on Notes Payable

This adjustment reflects interest expense retroactively incurred in the amounts of $96,000 and $24,000 for the twelve months ended June 30, 1996 and three months ended September 30, 1996, respectively, as if the Notes were issued on July 1, 1995.

(D)      Write-off of Goodwill

The excess of the purchase price over the fair market value of the net assets acquired was approximately $ 835,999 and was assumed to be allocated to goodwill. Due to the Registrant's and NPC's historical negative cash flows from operations and working capital deficit, this adjustment assumes the goodwill of $835,999 is immediately written off due to the uncertainty of realizing any future benefit from this asset.

(E)      Short Term Loan

This adjustment reflects the assumption that the Phase III funds generated in the amount of $1,765,000 by Nona are assumed to be a short term loan from Nona to NuOasis (see Note 2).

(F)      Earnings/Loss Per Share

Pro forma loss per share is completed using the weighted average number of shares of NuOasis common stock issued and outstanding assuming that all the shares were outstanding for the entire year. Common stock equivalents were not considered in the loss per share calculation as the effect would have been anti-dilutive.

                                                            [NUOGAM\8K\NPC.8K]-7